SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 3, 2004

TEAMSTAFF, INC.
(Exact name of Registrant as specified in charter)

New Jersey	0-18492	22-1899798
(State or other jurisdic- tion of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Atrium Drive, Somerset, N.J.	08873
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    (732) 748-1700

(Former name or former address, if changed since last report.)

Item 5:    Other Events.

On August 3, 2004, the Board of Directors of TeamStaff, Inc. ("TeamStaff") appointed Ms. Cheryl Presuto to the position of Controller. Ms. Presuto, 39, has served as TeamStaff's Accounting Manager since January 2002. From February 1998 through December 2001, Ms. Presuto held various positions of increasing responsibility with Courier News/Gannett, Inc., including Senior Staff Accountant, Accounting Manager and Assistant Controller. Prior to joining Courier News/Gannett, Inc., Ms. Presuto held a number of accounting and consulting positions. She holds a BS in accounting from Fairleigh Dickinson University where she graduated summa cum laude.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2004	TEAMSTAFF, INC. (Registrant)
By: /s/ Edmund C. Kenealy Edmund C. Kenealy, Vice President, General Counsel and Secretary